                    AMENDMENT NO. 5 TO DISTRIBUTION AGREEMENT

         THIS AMENDMENT NO. 5 TO DISTRIBUTION AGREEMENT is made as of the 24th day of May, 2001, by and between each of the open end management investment companies listed on Schedule A, attached hereto, as of the dates noted on such
Schedule A, together with all other open end management investment companies subsequently established and made subject to this Agreement in accordance with
Section 11 (the "Issuers") and American Century Investment Services, Inc.
("Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Distribution Agreement.

                                    RECITALS

         WHEREAS, the Issuers and Distributor are parties to a certain
Distribution Agreement dated March 13, 2000, as amended by Amendment No. 1 dated
June 1, 2000, Amendment No. 2 dated November 20, 2000, Amendment No. 3 dated
March 1, 2001 and Amendment No. 4 dated April 30, 2001 (the "Distribution
Agreement"); and

         WHEREAS, the Board of Directors of American Century Variable
Portfolios, Inc. ("ACVP") has adopted a Multiple Class Plan that permits the issuance of a new class of shares; and

         WHEREAS, ACVP has authorized the issuance of the new class of shares for four of its funds (the "Class II Funds") and the filing of a registration statement for such funds; and

         WHEREAS, the parties desire to amend the Distribution Agreement to permit Distributor to act as distributor for the Class II Funds.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. The Distribution Agreement is hereby amended to cover and include the new Class II Funds.

         2. The following is added as a new Section 2.d. to the Distribution
Agreement:

         "d. Class II Shares. For the services provided and expenses incurred by
         Distributor as described in Section 2 of the Master Distribution Plan adopted by the Board with respect to the Class II Funds, Distributor shall be compensated by ACIM, not by the funds."

         3. The following is added as a new Section 3.d. to the Distribution
Agreement:

         "d. Distributor or one of its affiliates or designees shall pay all expenses incurred by it in connection with the performance of its distribution duties hereunder and under the Master Distribution Plan, dated as of May 18, 2001, with respect to the Class II Funds, including, but not limited to (A) payment of sales commission, ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell Class II Funds pursuant to Selling
         Agreements; (B) compensation to registered representatives or other employees of Distributor who engage in or support distribution of the
         Class II Funds' shares; (C) compensation to, and expenses (including overhead and telephone expenses) of, Distributor; (D) the printing of prospectuses, statements of additional information and reports for other than existing shareholders; (E) the preparation, printing and distribution of sales literature and advertising materials provided to the Class II Funds' shareholders and prospective shareholders; (F)
         receiving and answering correspondence from prospective shareholders, including distributing prospectuses, statements of additional information, and shareholder reports; (G) the providing of facilities to answer questions from prospective investors about Class II Fund shares; (H) complying with federal and state securities laws pertaining to the sale of Class II Fund shares; (I) assisting investors in completing application forms and selecting dividend and other account options; (J) the providing of other reasonable assistance in connection with the distribution of Class II Fund shares; (K) the organizing and conducting of sales seminars and payments in the form of transactional compensation or promotional incentives; (L) profit on the foregoing;
         (M) the payment of "service fees", as contemplated by the Rules of Fair
         Practice of the National Association of Securities Dealers, Inc.; and
         (N) such other distribution and services activities as the Issuer determines may be paid for by the Issuer pursuant to the terms of this
         Agreement and in accordance with Rule 12b-1 of the 1940 Act."

         4. Section 3.d. of the Distribution Agreement is hereby renumbered as
Section 3.e., and the first phrase is restated as follows:

         "In addition to paying the above expenses with respect to the Advisor
         Class, Service Class, C Class and Class II shares, . . . ."

         5. Section 11 of the Distribution Agreement is hereby amended by adding a reference to "SCHEDULE G" to the lists of schedules that can and should be amended when a new Class II Fund is added to this Agreement. SCHEDULE G, the list of Class II Funds attached hereto, is hereby incorporated into the
Distribution Agreement.

         6. After the date hereof, all references to the Distribution Agreement shall be deemed to mean the Distribution Agreement, as amended to-date and as amended by this Amendment No. 5.

         7. In the event of a conflict between the terms of this Amendment No. 5 and the Distribution Agreement, as amended, it is the intention of the parties that the terms of this Amendment No. 5 shall control and the Distribution
Agreement shall be interpreted on that basis. To the extent the provisions of the Distribution Agreement have not been amended by this Amendment No. 5, the parties hereby confirm and ratify the Distribution Agreement.

         8. This Amendment No. 5 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 5 as of the date first above written.

                                   AMERICAN CENTURY INVESTMENT SERVICES, INC.

                                   By:
                                        ----------------------------------------
                                   Name: David C. Tucker
                                   Title:  Senior Vice President

                                   AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                        MUNICIPAL FUNDS
                                   AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                   AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                   AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                   AMERICAN CENTURY INVESTMENT TRUST
                                   AMERICAN CENTURY MUNICIPAL TRUST
                                   AMERICAN CENTURY MUTUAL FUNDS, INC.
                                   AMERICAN CENTURY PREMIUM RESERVES, INC.
                                   AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                                   AMERICAN CENTURY STRATEGIC ASSET
                                       ALLOCATIONS, INC.
                                   AMERICAN CENTURY TARGET MATURITIES TRUST
                                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                                   AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
                                   AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                   By:
                                         ---------------------------------------
                                   Name:   Charles A. Etherington
                                   Title:  Vice President

                                   SCHEDULE G

Class II Funds
Fund                                                          Date of Agreement
----                                                          -----------------

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
>>       VP International Fund                                May 24, 2001
>>       VP Income & Growth Fund                              May 24, 2001
>>       VP Value Fund                                        May 24, 2001
>>       VP Ultra Fund                                        May 24, 2001